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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NUTRACEUTICAL INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Nutraceutical International Corporation

1400 Kearns Boulevard, 2nd Floor
Park City, Utah 84060

December 21, 2011

To our Stockholders:

        You are cordially invited to the 2012 Annual Meeting of Stockholders for Nutraceutical International Corporation.

Date:	Monday, January 23, 2012
Time:	10:00 a.m.
Place:	La Valencia Hotel 1132 Prospect Street La Jolla, CA 92037 Phone: (435) 655-6106

        At the Annual Meeting, you will have the opportunity to act on the following matters:

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  Election of two Class II directors, each for a term of three years;

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  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012;

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  Advisory vote on named executive officer compensation;

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  Advisory vote on frequency of holding future advisory votes on named executive officer compensation; and

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  Any other business that may properly come before the meeting or any adjournment of the meeting.

        In addition to the formal items of business, we will review the major developments and accomplishments of fiscal 2011 and answer appropriate questions that you may have about us and our activities.

        This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on December 5, 2011, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        You will find information regarding the matters to be voted on in the attached notice of Annual Meeting of Stockholders and Proxy Statement. It is important that your shares be represented at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card or voting instruction card in the enclosed envelope, even if you plan to attend the Annual Meeting. If you do attend the Annual Meeting, you may personally vote, which will revoke your signed proxy. You may also revoke your proxy at any time before the Annual Meeting by following the instructions in this Proxy Statement.

        If you have any questions concerning the meeting, please contact our investor relations at 435-655-6106 or investor@nutraceutical.com.

        Thank you for your ongoing support and continued interest in our company. We look forward to seeing you at the Annual Meeting.

Sincerely,
Frank W. Gay II Chairman of the Board and Chief Executive Officer

WHERE CAN I GET MORE INFORMATION?

        We file annual, quarterly and special reports, proxy statements and other information (including certain press releases filed on Form 8-K) with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        Enclosed with this Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, along with the accompanying financial statements and financial statement schedule. The Annual Report is not to be regarded as proxy soliciting material. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

        Our SEC filings are only one of the ways that we try to reach our stockholders. Please remember that there are other sources of information available to you throughout the year, including:

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  our investor information line at 1-435-655-6106 and email at investor@nutraceutical.com; and

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  our website (www.nutraceutical.com), which includes links to our SEC filings and press releases and other information about Nutraceutical.

        The information contained in our other SEC filings and on our website is not incorporated into this Proxy Statement.

PROXY STATEMENT FOR THE
NUTRACEUTICAL INTERNATIONAL CORPORATION
2012 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

        You were sent this Proxy Statement and the enclosed proxy card or voting instruction card because our Board of Directors is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead vote your shares by phone, via the Internet or by completing, signing, dating and returning the enclosed proxy card or voting instruction card.

        This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K have been or will be sent to all stockholders on or about December 23, 2011 who owned our common stock at the close of business on December 5, 2011, the record date, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of our stockholders will be open for examination at our headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 10,001,500 shares of our common stock issued, outstanding and entitled to vote.

NUMBER OF VOTES

        Each share of our common stock entitles you to one vote on each proposal at the Annual Meeting. Your proxy card indicates the number of shares of our common stock that you own.

QUORUM REQUIREMENT

        At the Annual Meeting, the Inspector of Election will determine whether a quorum is present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the issued and outstanding shares of common stock on the record date and entitled to vote must be present in person or by proxy. If you mark your proxy card "ABSTAIN," or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

VOTING METHODS

        This Proxy Statement is furnished in connection with the solicitation of proxies by Nutraceutical on behalf of the Board of Directors for the 2012 Annual Meeting of Stockholders.

        You can vote your shares using one of the following methods:

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  Vote through the Internet at www.proxyvote.com using the instructions included on the voting instruction card;

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  Vote by telephone using the instructions on the proxy card or voting instruction card;

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  Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card; or

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  Attend and vote at the meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the meeting, your vote must be received by 11:59 a.m., Eastern Standard Time, on January 22, 2012.

VOTING BY PROXY

        Whether or not you plan to attend the Annual Meeting, please vote your shares by phone, via the Internet or by completing, signing, dating and returning the enclosed proxy card or voting instruction card in the envelope provided. Submitting your proxy now will not affect your right to attend the Annual Meeting and vote in person. The last vote that you submit chronologically prior to or at the Annual Meeting will supersede your prior vote(s).

        Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed.

        Presently, we know of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement. Under our By-laws and applicable SEC regulations, the deadline has passed for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting.

REVOKING YOUR PROXY

        If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

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  You may send in another proxy with a later date, before the Annual Meeting;

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  You may notify us of your proxy revocation in writing, before the Annual Meeting; or

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  You may attend the Annual Meeting, advise the Inspector of Election of your revocation, and then vote in person.

        Written submissions of another proxy with a later date or of a proxy revocation should be delivered to the Nutraceutical Legal Department at 1400 Kearns Boulevard, 2nd Floor, Park City, UT 84060, at least one business day prior to the Annual Meeting, or they may be delivered to the Inspector of Election at the Annual Meeting.

VOTING IN PERSON

        If you plan to attend the Annual Meeting and vote in person, you may deliver your completed proxy card or you may obtain a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on December 5, 2011, the record date for voting. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

YOUR PARTICIPATION IN VOTING THE SHARES YOU OWN IS IMPORTANT

        Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors and the other proposals to be considered at the annual meeting. Please review the proxy materials and follow the instructions on the voting instruction form to submit your proxy or voting instructions. We hope you will exercise your rights and fully participate as a Nutraceutical stockholder.

MORE INFORMATION IS AVAILABLE

        If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website, www.sec.gov/spotlight/proxymatters.shtml, with more information about your rights as a stockholder. Additionally, you may contact Nutraceutical's investor information line at 1-435-655-6106 or investor@nutraceutical.com.

APPROVING THE PROPOSALS

PROPOSAL I:  ELECTING TWO CLASS II DIRECTORS

        At the Annual Meeting, the two nominees for director receiving the greatest number of votes cast in person or by proxy, whether or not a majority of the total votes cast, will be elected. If you are present and do not vote, or if you send in your proxy card marked "WITHHOLD AUTHORITY," your vote will have no impact on the election of those directors as to whom you have withheld votes.

PROPOSAL II:  RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012

        The ratification of the appointment of an independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote.

PROPOSAL III:  ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        In accordance with recently adopted Section 14A of the Exchange Act and the SEC's rules thereunder, the Board of Directors is asking stockholders to approve, on an advisory basis, the compensation of Nutraceutical's named executive officers as disclosed in this Proxy Statement. Approval of this "say-on-pay" proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote.

PROPOSAL IV:  ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

        In accordance with recently adopted Section 14A of the Exchange Act and the SEC's rules thereunder, the Board of Directors is asking stockholders to vote, on an advisory basis, on whether future "say-on-pay" advisory votes on named executive officer compensation should occur every one year, every two years or every three years. Stockholders are not voting on this proposal to approve or disapprove the Board's recommendation. Stockholders will be able to specify one of the following four choices for this proposal on the proxy card or voting instruction form:

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  "say-on-pay" advisory vote every one year;

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  "say-on-pay" advisory vote every two years;

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  "say-on-pay" advisory vote every three years; or

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  abstention from voting.

        Generally, a proposal presented to stockholders, such as Proposal IV, will be approved by the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote on the proposal. However, if none of the frequency options—every one year, every two years or every three years—receives the required majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by the stockholders. Although this vote is not binding on the Board of Directors, the Board will take into account the outcome of this vote in making a determination on the frequency with which advisory votes on named executive officer compensation will be included in Nutraceutical's annual proxy statement.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

        Abstentions will be counted as shares present and entitled to be voted. Abstentions will have no effect on the outcome of the vote on Proposal I since directors are elected by a plurality vote.

Abstentions will have the effect of votes against Proposals II and III since those proposals will be approved by a majority of the shares present and entitled to vote. Abstentions will have no effect on the outcome of the vote on Proposal IV since the option receiving the greatest number of votes will be considered the frequency preferred by stockholders.

        Brokers generally have discretionary authority to vote shares for which their customers did not provide voting instructions only on Proposal II (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm). Brokers do not have such discretionary authority to vote uninstructed shares on Proposals I, III and IV. If your shares are counted as broker non-votes, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Broker non-votes are not counted as shares present and entitled to be voted with respect to the matters on which the broker has not expressly voted. Thus, broker non-votes will not affect the outcome of the voting on Proposal I (election of Class II Directors), Proposal III (advisory vote on named executive officer compensation), or Proposal IV (advisory vote on frequency of holding future advisory votes on named executive officer compensation).

DEFAULT VOTING

        If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR Proposal I (election of directors), FOR Proposal II (the ratification of independent registered public accounting firm), FOR Proposal III (advisory vote on named executive officer compensation), and FOR ONE YEAR on Proposal IV (advisory vote on frequency of holding future advisory votes on named executive officer compensation). If any other business properly comes before the stockholders for a vote at the meeting, or any adjournments or postponements of the meeting, your shares will be voted according to the discretion of the holders of the proxy.

COST OF SOLICITING PROXIES

        We will bear all of the costs of soliciting these proxies on behalf of our Board of Directors. In addition to mailing proxy solicitation material, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. We will not compensate these directors, officers and employees additionally for this solicitation, but we may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting proxies. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and, as required by law, we will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding solicitation materials.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

        We are sending only one set of 2012 Annual Meeting materials to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as "householding," is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs.

        If you received a householded mailing this year and you would like to receive a separate copy of the proxy materials, we will deliver a copy promptly upon your request in one of the following manners:

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  Email investor@nutraceutical.com;

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  Send your request by mail to Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, UT 84060; or

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  Call our investor information line at 1-435-655-6106.

        To opt out of householding for future mailings, you should mark the "No" box next to the householding election when you vote your proxy, or notify us using the contacts for our Investor Relations department described above.

        If you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, please mark the "Yes" box next to the householding election when you vote your proxy.

        Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Nutraceutical stock at two different brokerage firms, your household will receive two copies of our Annual Meeting materials—one from each brokerage firm.

DIRECTIONS TO THE MEETING

        You may request directions to the Annual Meeting via email at investor@nutraceutical.com or call 1-435-655-6106.

PROPOSALS

        Our Board of Directors (referred to collectively as the "Board") is soliciting your vote with respect to each of the following proposals. We do not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representative's best judgment.

PROPOSAL I:  ELECTING TWO CLASS II DIRECTORS

        The Nominating Committee, comprised of the independent members of the Board, has nominated Michael D. Burke and James D. Stice as Class II directors to be elected at the Annual Meeting. Messrs. Burke and Stice did not participate in the nomination process. Certain information regarding these nominees and each of the other directors is set forth below under the caption "The Board of Directors." If you elect them, Messrs. Burke and Stice will hold office until the 2015 Annual Meeting or until their earlier death, resignation or removal.

        The Board recommends a vote "FOR" all nominees.

        We know of no reason why either of these nominees may be unable to serve as a director. According to our By-laws, the nominees will be elected to the Board if the nominee receives affirmative ("FOR") votes representing a plurality of the votes of the shares of common stock present or represented by proxy at the meeting and entitled to vote. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a "holdover director." If a nominee is unable to serve, your proxy representative may vote for another nominee proposed by the Board. If any director resigns, dies or is otherwise unable to serve out a complete term, or if the Board increases the number of directors, the Board may fill each vacancy by following the procedures outlined in the section of this Proxy Statement entitled "Director Nomination Process."

PROPOSAL II:	RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm, and the Board is asking stockholders to ratify that selection. PricewaterhouseCoopers LLP audited our financial statements for the year ended September 30, 2011. We expect representatives of PricewaterhouseCoopers LLP to attend the Annual Meeting where they will have the opportunity to make a statement if they wish, and will be available to answer any relevant questions that you may have.

        The Board recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Nutraceutical's independent registered public accounting firm for the fiscal year ending September 30, 2012.

        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote. Although current laws, rules and regulations, as well as the written charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance.

        If the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2012 is not ratified by stockholders, the adverse vote will be considered a directive to the Audit Committee to consider other accountants for next year. However, because of the difficulty in making any substitution of an independent registered public accounting firm so long after the beginning of the current fiscal year, the appointment for fiscal 2012 will stand unless the Audit Committee finds other good reason for making a change.

PROPOSAL III:  ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        In accordance with recently adopted Section 14A of the Exchange Act and the SEC's rules thereunder, the Board is asking stockholders to approve, on an advisory basis, the compensation of Nutraceutical's named executive officers as disclosed in this Proxy Statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    RESOLVED, that the compensation paid to Nutraceutical's named executive officers, as disclosed in Nutraceutical's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission as set forth in Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, the compensation tables and narrative discussion) is hereby APPROVED.

        The Board recommends that stockholders vote "FOR" approval of Nutraceutical's compensation of its named executive officers as disclosed in this Proxy Statement.

        Approval of this proposal requires the affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote.

        As described below under "Executive Compensation" in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation Committee has structured Nutraceutical's executive compensation program to emphasize long-term, performance-dependent pay to motivate and reward long-term value creation for Nutraceutical's stockholders. Nutraceutical's executive compensation program has a number of features designed to ensure adherence to Nutraceutical's pay-for-performance philosophy.

        The Board urges stockholders to read the "Compensation Discussion and Analysis" section below, which describes in detail how Nutraceutical's executive compensation practices operate and are designed to achieve Nutraceutical's core executive compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative discussion appearing under "Executive Compensation" below, which provide detailed information about the compensation of our named executive officers. The Compensation Committee and the Board believe that the compensation practices described in "Compensation Discussion and Analysis" are effective in achieving Nutraceutical's core executive compensation objectives and that the compensation of our named executive officers as disclosed in this proxy statement reflects and supports the appropriateness of Nutraceutical's executive compensation philosophy and practices.

        A vote on this resolution, commonly referred to as a "say-on-pay" resolution, is not binding on the Board or Nutraceutical. Although the vote is non-binding, the Compensation Committee will review and consider the voting results when evaluating the compensation program for Nutraceutical's named executive officers.

PROPOSAL IV:	ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In proposal III above, the Board is asking stockholders to vote, on an advisory basis, to approve the compensation of Nutraceutical's named executive officers as disclosed in this proxy statement. Nutraceutical is required under recently adopted Section 14A of the Exchange Act and the SEC's rules thereunder to hold this type of advisory "say-on-pay" vote at least once every three years. In accordance with these requirements, the Board is asking stockholders in this Proposal IV to vote, on an advisory basis, on whether future advisory votes on named executive officer compensation should occur every one year, every two years or every three years.

        The Board recommends that stockholders vote "FOR" every ONE YEAR as the frequency with which Nutraceutical should hold a stockholder advisory vote to approve the compensation of its named executive officers as disclosed in the company's annual proxy statement.

        After careful consideration, the Board has determined to recommend that future advisory votes on named executive officer compensation occur every one year (annually). The Board has considered that an advisory vote on named executive officer compensation annually will allow stockholders to provide more immediate feedback on Nutraceutical's compensation philosophy, objectives and practices as disclosed in our annual proxy statement.

        Stockholders are not voting in this proposal to approve or disapprove the Board's recommendation. Stockholders will be able to specify one of the following four choices for this proposal on the proxy card or voting instruction form:

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  "say-on-pay" advisory vote every one year;

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  "say-on-pay" advisory vote every two years;

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  "say-on-pay" advisory vote every three years; or

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  abstention from voting.

        Generally, a proposal presented to stockholders, such as Proposal IV, will be approved by the affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote on the proposal. However, if none of the frequency options—every one year, every two years or every three years—receives the required majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by the stockholders. Although this vote is not binding on the Board, the Board will take into account the outcome of this vote in making a determination on the frequency with which advisory votes on named executive officer compensation will be included in the company's annual proxy statement.

THE BOARD OF DIRECTORS

        The Board oversees our business and other affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in our day-to-day operations. Board members keep themselves informed through discussions and interaction with our chairman, executive officers and other employees, as well as the Board's and our principal outside advisors (such as legal counsel, independent registered public accounting firm and other consultants). Board members regularly review, analyze and discuss financial, legal, regulatory and similar information about us and our business. Board members also stay informed through participation in Board meetings, committee meetings and executive sessions that include only independent members of the Board and such advisors or consultants as independent Board members deem appropriate.

        The Board believes that individuals who serve on the Board should have notable or significant achievements in business or education; should possess the requisite intelligence, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders. In addition, we seek directors who have demonstrated leadership experience, financial experience and industry experience. The Board has not established any formal diversity policy; however, the Nominating Committee recognizes the value that arises from the diversity of perspective, background and experience of Board members and nominees.

        As of September 30, 2011, six individuals were serving on the Board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each director serving a term of three years, or until his or her earlier death, resignation or removal.

        The Board held four meetings during fiscal 2011 and did not act by unanimous written consent during this period. The independent directors meet in executive sessions, without any member of management being present, prior to, during or immediately following regularly scheduled meetings of the Board and at such other times as they deem appropriate. All Board members participated in 75 percent or more of the aggregate of (i) the total number of Board meetings held during their periods of service within the fiscal year and (ii) the total number of meetings held by Board committees on which they served during their periods of service within the fiscal year.

        Our policy is to invite each director to attend the Annual Meeting. All of our directors attended last year's Annual Meeting.

CLASS I DIRECTORS—TERM EXPIRING AT THE 2014 ANNUAL MEETING

        Jeffrey A. Hinrichs, age 54, has served as a director, executive vice president and chief operating officer since 1994. Before he joined us, Mr. Hinrichs served as president of Solaray from 1993 to 1994. Prior to his tenure as president, Mr. Hinrichs served as chief financial officer as well as in other management positions with Solaray from 1984 to 1993. Mr. Hinrichs received a bachelor of science degree from Weber State University.

        Mr. Hinrichs served as both a board member and a member of the executive committee of the board for the Council of Responsible Nutrition, an industry trade association, for approximately seven years. He is also a past president of the American Herbal Products Association.

        With years of demonstrated ability in his position with us and with Solaray before that, Mr. Hinrichs brings to our Board extensive knowledge of the industry and of our history, operations, business objectives and management philosophy.

        J. Kimo Esplin, age 49, has served as a director since 2004 and is executive vice president and chief financial officer of the Huntsman Corporation. Mr. Esplin has served in this position since 1997.

Previously, Mr. Esplin served as the treasurer of the Huntsman Companies. Prior to joining Huntsman in 1994, Mr. Esplin was vice president in the Investment Banking Division of Bankers Trust Company, where he worked for seven years. Mr. Esplin received a master's degree in business management from Northwestern University and a bachelor of science degree in accounting from Brigham Young University ("BYU").

        Mr. Esplin's background as an executive in both finance and banking brings extensive leadership and finance experience to our Board. In addition, his experience as a chief financial officer at a large publicly-traded company enables him to provide a valuable perspective on audit, financial and reporting issues.

NOMINATED FOR RE-ELECTION

CLASS II DIRECTORS—TERM EXPIRING AT THE 2015 ANNUAL MEETING

        Michael D. Burke, age 67, has served as a director since 2000 and is president of MDB Capital Ventures, a venture capital firm. Mr. Burke is chair of the San Antonio Clean Technology Forum—a major sustainability initiative he founded in early 2008. He was formerly director, president and chief executive officer of EOTT Energy Corp., the largest independent marketer and transporter of crude oil in North America. Prior to joining EOTT Energy Corp., Mr. Burke served as director, president and chief executive officer of Tesoro Petroleum Corporation from 1992 to 1995. From 1980 to 1992, Mr. Burke held a number of senior executive positions with Texas Eastern Corp., including group vice president-products and president/chief executive officer of TEPPCO Partners, L.P. Mr. Burke currently serves on the board of Reasoning Mind, Inc., and as Chair of Tejas Verde Group, LLC. He received a master's degree in business administration from the University of Texas and a bachelor of science degree in chemical engineering from Texas A&M University.

        Mr. Burke's background includes extensive experience as an investor, director and senior executive (including chief executive officer) of several companies as well as leadership roles in important community initiatives. This background gives him the knowledge and experience to provide strategic input and leadership in various aspects of our business as a member of our Board.

        James D. Stice, Ph.D., age 52, has served as a director since 2000 and is the Distinguished Teaching Professor of Accounting in the School of Accountancy at BYU. Professor Stice has been at BYU since 1988. He has co-authored three accounting textbooks and published numerous professional and academic articles. Currently, Professor Stice is an associate dean at BYU's Marriott School of Management. In addition, Professor Stice has been involved in executive education for Ernst & Young, Bank of America Corporation, International Business Machines Corporation, RSM McGladrey, and AngloGold Limited and has taught at INSEAD (in France) and CEIBS (in China). Professor Stice received a Ph.D. from the University of Washington as well as master's and bachelor's degrees from BYU, all in accounting.

        As a leading scholar in the area of financial accounting, Professor Stice has extensive knowledge of this field and brings important leadership and finance knowledge and experience to our Board and to our audit committee. His academic experience in writing about and teaching these issues, as well as his involvement in executive education, enables him to provide a valuable perspective on financial accounting and audit issues.

CLASS III DIRECTORS—TERM EXPIRING AT THE 2013 ANNUAL MEETING

        Frank W. Gay II, age 66, has served as the chairman of the Board since its inception and as Chief Executive Officer since 1994. Mr. Gay received a master's degree in business administration from Harvard Business School and a bachelor of science degree in accounting from BYU.

        Mr. Gay has an extensive background as an entrepreneur and leader, having been involved with many businesses in various industries in the course of his career. Mr. Gay, following a short retirement in late 1992, identified and solicited Bain Capital ("Bain") in 1993 to finance and form our Company and became Chairman of our Company in 1993 and Chief Executive Officer in 1994. Over the past 18 years with us, he has demonstrated his leadership and abilities to our Board and our stockholders. Mr. Gay brings extensive knowledge of finance, acquisitions, operations and strategy to our Company and Board.

        Gregory M. Benson, age 57, has served as a director since 2004 and is currently a managing director of Huntsman Gay Capital Partners.(1) Mr. Benson was formerly a senior member of the London-based Bain team starting up Bain's European private equity business. Mr. Benson joined Bain in 1996 and has worked with a number of Bain's portfolio companies in various capacities. Prior to joining Bain, he served for four years as the chief financial officer of a Bain-led buyout, American Pad and Paper Company, and headed the company's acquisition program prior to its public offering. Mr. Benson began his business career with General Electric where he served for 16 years in senior management positions with a wide variety of responsibilities, including those involving business startups and finance. Mr. Benson concluded his service with General Electric as Head of Merchant Banking for GE Financial Services. Mr. Benson received a bachelor of science degree in business administration from the University of Minnesota.

        Mr. Benson has extensive knowledge of and connections in the world of finance and acquisitions as well as all aspects of venture capital and private equity. He also has significant operational and international experience. This combined background brings a unique leadership and finance perspective to our Board.

COMMITTEES OF THE BOARD

        The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The committees assist the Board in discharging its oversight responsibilities.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and reporting practices, as well as undertaking other duties as directed by the Board. The Audit Committee also selects, engages, compensates and oversees our independent registered public accounting firm and pre-approves all services to be performed by the firm. The Audit Committee's primary duties include reviewing the scope and adequacy of our internal accounting and financial controls; reviewing the independence of the independent registered public accounting firm; approving the scope of their annual audit activities; approving the audit fee; approving any non-audit related services; reviewing the audit results; reviewing the objectivity, effectiveness and resources of our internal audit function; appraising our financial reporting activities and the accounting standards and principles followed; and reviewing and approving our ethics and compliance policies.

        PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee. The Audit Committee is currently comprised of Messrs. Burke, Esplin and Stice, with Mr. Burke acting as chairman of our Audit Committee. The Board has determined that Messrs. Burke, Esplin and Stice each satisfy the

(1)
Mr. Frank W. Gay II's brother, Robert C. Gay, is also a Managing Director of Huntsman Gay Capital Partners, which commenced business in 2008. Mr. Frank W. Gay II is not affiliated with Huntsman Gay Capital Partners. The Board reviewed Mr. Benson's involvement with Huntsman Gay Capital Partners and Mr. Frank W. Gay II's familial relationship and determined that they do not affect Mr. Benson's independence with respect to our Board.

independence standards applicable to audit committee members established under applicable law and NASDAQ Stock Market rules. The Board will continue to monitor the director independence established under applicable law and the NASDAQ Stock Market rules. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters and meets the "financial literacy" requirement under the NASDAQ Stock Market rules to serve on the Audit Committee. The Board has designated Mr. Stice as the Audit Committee Financial Expert, within the meaning of the current rules of the SEC. The Audit Committee met four times during fiscal 2011. The Audit Committee's written charter is posted on our web site at www.nutraceutical.com under the link "Investor Relations."

        Compensation Committee.    The Compensation Committee includes two Board Members who make decisions regarding salaries, incentive compensation, stock option grants and other matters involving our executive officers and certain key employees, including benefit plans applicable to these individuals, to ensure that the compensation arrangements meet corporate objectives. The Compensation Committee is currently comprised of Messrs. Benson and Stice. The Board has determined that Messrs. Benson and Stice each satisfy the standards of independence established under applicable law and NASDAQ Stock Market rules. The Compensation Committee met one time during fiscal 2011; however, the Compensation Committee meets and discusses compensation issues informally at other times as well. The Compensation Committee does not have a written charter.

        Nominating Committee.    The Nominating Committee is responsible for overseeing the nominations of new members of the Board and re-election of current Board members. The Nominating Committee selects, evaluates and recommends to the full Board qualified candidates for election, appointment or re-election to the Board. The Nominating Committee is comprised of all of the independent members of the Board, which include Messrs. Benson, Burke, Esplin and Stice. The Board has determined that Messrs. Benson, Burke, Esplin and Stice each satisfy the standards of independence established under applicable law and NASDAQ Stock Market rules. The Nominating Committee does not have a written charter; however, the policies and processes for identifying, evaluating and selecting director candidates, including candidates recommended by stockholders, are described in "Director Nomination Process" below. The Nominating Committee met one time during fiscal 2011.

DIRECTOR NOMINATION PROCESS

        The Board has adopted a resolution that requires that vacancies on the Board and recommendations of candidates for election as directors occur by ensuring that the selection or recommendation for nomination is either: (a) approved by a majority of the independent directors on the Board, or (b) undertaken by a Nominating Committee comprised solely of independent directors (unless the Nominating Committee is comprised of at least three members, in which case one member need not be independent as long as the appointment and process followed complies with NASDAQ Marketplace Rule 4350(c)(4)(C)). The nomination of Messrs. Burke and Stice for re-election to the Board was approved by the Nominating Committee, comprised of all of the independent directors, with Messrs. Burke and Stice abstaining.

        In considering whether to nominate directors who are eligible to stand for re-election, the Nominating Committee gives due consideration to all relevant factors, including historical attendance at and participation in Board and committee meetings, compliance with the Board's and our policies, possession of necessary or desirable qualities and capabilities, input from other directors concerning the performance and independence of each director nominee, as well as personal considerations such as available time to continue to serve. The Nominating Committee believes that Messrs. Burke and Stice meet these requirements.

        To be recommended for election to the Board, a nominee must meet such expectations and qualifications for directors as are established from time to time by the Board; be in compliance with and agree to comply with all policies of the Board and Nutraceutical applicable to service as a director; not have conflicts or commitments that would impair the nominee's ability to attend scheduled Board or committee meetings or annual stockholders meetings; and not hold positions that would result in a violation of legal requirements, such as anti-trust prohibitions on interlocking relationships among competitors.

        We seek individuals to serve on the Board on the basis of integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and likelihood that he/she will be available to serve on the Board for a reasonable period. Due consideration is given to the Board's overall balance of perspectives, and diversity of backgrounds and experiences, as well as the ability of a nominee to meet independence standards of NASDAQ. Furthermore, at least one director on the Board should meet the qualifications required of an Audit Committee Financial Expert and at least three directors must meet the requirements for Audit Committee membership, as required by NASDAQ and the SEC.

        Candidates for nomination recommended by our stockholders will be considered in the same manner as other candidates, but any such recommendation must comply with our By-laws, including specifically the requirements of Article III, Section 5 of the bylaws. If a stockholder recommendation meets the foregoing requirements and the independent members of the Board decide that a stockholder-recommended candidate is suitable for Board membership, then the Board will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of stockholders.

        We do not have any current contractual arrangement with any third-party to pay any fees in connection with identifying or evaluating any candidates for nomination for election as directors, but may retain such third-parties from time to time.

BOARD LEADERSHIP STRUCTURE

        The Company's bylaws provide that the Chairman of the Board shall preside over meetings of the Board. The Chief Executive Officer has management responsibility for the business and affairs of the Company. Both the Chairman and Chief Executive Officer positions are currently held by Mr. Gay. The Board has determined that combining the Chairman and Chief Executive Officer roles along with independent directors as chairs and members of each committee is in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Gay's extensive background in numerous aspects of business and finance, his in-depth knowledge of the Company's business and industry and his ability to formulate and implement strategic initiatives. As Chief Executive Officer, Mr. Gay is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board. The Board believes that the combination of the Chairman and Chief Executive Officer roles as part of a governance structure that includes exercise of key Board oversight responsibilities by independent directors provides an effective balance for the management of the Company in the best interests of the stockholders.

        The Board has appointed Mr. Burke to serve as our lead independent director and to preside over meetings of the independent directors.

BOARD RISK OVERSIGHT

        The Board oversees and maintains the Company's governance and compliance processes and procedures to promote the conduct of the Company's business in accordance with applicable laws and regulations and with the highest standards of responsibility, ethics and integrity. As part of its oversight responsibility, the Board is responsible for the oversight of risks facing the Company and seeks to provide guidance with respect to the management and mitigation of those risks. Management discusses and reviews strategic and operational risks with the Board at quarterly Board meetings and at other times throughout the fiscal year. Directors have complete and open access to all of the Company's employees and are free to, and do, communicate directly with management.

        The Board also delegates specific areas of risk to the Audit Committee. The Audit Committee is responsible for the oversight of risk policies and processes relating to the Company's financial statements and financial reporting processes. The Audit Committee reviews and discusses with management and the independent registered public accounting firm significant risks and exposures to the Company and the steps management has taken or plans to take to minimize or manage such risks. The Audit Committee meets in executive session with the Chief Financial Officer and the independent registered public accounting firm at each regular meeting of the Audit Committee.

        While the Board is responsible for risk oversight, management is responsible for risk management. The Company seeks to maintain an effective internal controls environment and has processes to identify and manage risk.

INDEPENDENCE OF BOARD MEMBERS

        The Board of Directors reviews the independence of its members on a periodic basis based on criteria for independence established by the NASDAQ Stock Market and other applicable laws and regulations. In its periodic review of director independence, the Board considers relevant business relationships any director may have with us. Currently there are no such business relationships or arrangements, except that Messrs. Gay and Hinrichs are both executive officers of our Company. As a result of its periodic review, the Board has determined that all of the directors are independent, with the exception of Messrs. Gay and Hinrichs. The Board will continue to monitor the standards for director independence established under applicable laws or regulations as well as NASDAQ listing requirements to ensure that its criteria continues to be consistent with those standards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Compensation Committee. No interlocking relationship exists between our Board of Directors or the Compensation Committee and any other company.

COMMUNICATING WITH DIRECTORS

        Our stockholders may send correspondence to the Board as a whole, the independent directors as a group, to any Board committee, to the chairman of the Audit Committee or to any individual director. Any stockholder who wishes to send such correspondence should mail it to: Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060, c/o Legal Department, indicating in writing whether it is correspondence to particular member(s) of the Board or the Board in its entirety. All mail received will be opened and screened for security purposes. The mail will then be forwarded to the particular Director(s) in question or to the Board in its entirety, as requested in the stockholder's correspondence in question. Trivial items will be delivered to the director(s) at the next scheduled Board meeting. Obscene or offensive items will not be forwarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Related Party Transactions.    Under the NASDAQ Stock Market rules, we are required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. Our management monitors related party transactions for potential conflicts of interest situations. Related party transactions, if they come up, are typically reviewed and approved by the

Board or the Audit Committee or another independent body of the Board. Both the son and son-in-law of Frank W. Gay II, our CEO and Chairman, are employed at the Company and each received total cash compensation for fiscal year 2011 in excess of $120,000.

        Director Relationship with Wholly-owned Subsidiary.    We previously established and provided funding for a wholly-owned captive insurance subsidiary, American Nutritional Casualty Insurance, Inc., in Hawaii. This entity previously provided coverage for certain of our product liability risks. Mr. Benson served on the board of directors of this subsidiary, which became inactive during fiscal 2010, and he was not paid an additional amount for his service in connection therewith during fiscal 2011.

        Indemnification of Directors and Officers.    We have agreed to provide indemnification for our Board members and executive officers beyond the indemnification provided for in our certificate of incorporation and bylaws (see "Indemnification Agreements" under "Director Compensation" below).

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of our common stock and to provide us with copies of the reports. Based solely on our review of these reports, we believe that all of these reporting persons complied with applicable filing requirements for fiscal 2011.

PRINCIPAL STOCKHOLDERS

        The table below sets forth certain information regarding the beneficial ownership of our common stock as of December 15, 2011 by (i) each person or entity known to us who beneficially owns more than five percent of the outstanding common stock, (ii) named executive officers and directors, and (iii) all our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

	SHARES OF COMMON STOCK(a)
NAME	NUMBER OF SHARES	SHARES WHICH MAY BE ACQUIRED WITHIN 60 DAYS(b)	TOTAL BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Five Percent Stockholders:
FMR LLC(c)	1,535,204	—	1,535,204	15.3%
Royce & Associates, LLC(d)	1,401,514	—	1,401,514	14.0
Burgundy Asset Management Ltd.(e)	1,068,273	—	1,068,273	10.6
BlackRock, Inc.(f)	576,134	—	576,134	5.7
Officers and Directors:
Frank W. Gay II	757,899	60,000	817,899	8.1
Jeffrey A. Hinrichs	224,809	20,000	244,809	2.4
Stanley E. Soper	15,100	55,000	70,100	*
Gregory M. Benson	23,203	10,000	33,203	*
Christopher B. Neuberger	6,670	25,000	31,670	*
Cory J. McQueen	13,902	14,500	28,402	*
Michael D. Burke	15,000	—	15,000	*
J. Kimo Esplin	4,125	10,000	14,125	*
James D. Stice	8,257	—	8,257	*
All executive officers and directors as a group (thirteen persons)	1,161,538	213,500	1,375,038	13.4%

*
Percent of class represents less than 1% of the total.

(a)
Calculation of percentage of beneficial ownership assumes the exercise of all options that were exercisable within 60 days following December 15, 2011 only by the respective named stockholder.

(b)
Includes shares of Common Stock that may be purchased within 60 days of the date of the table upon the exercise of stock options by the executive officer or director or by persons within the group listed above (thirteen persons).

(c)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2011. The business address of FMR LLC, Fidelity Management & Research Company, Fidelity Low Priced Stock Fund and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

(d)
Based upon a Schedule 13G/A filed with the SEC on January 18, 2011. The business address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

(e)
Based upon a Schedule 13G/A filed with the SEC on July 5, 2011. The business address of Burgundy Asset Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario, Canada M5J 2T3.

(f)
Based on a Schedule 13G filed with the SEC on February 7, 2011. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

 COMPENSATION OF EXECUTIVES

Compensation Discussion and Analysis

        This compensation discussion and analysis provides information regarding the compensation paid to the executive officers named in the Summary Compensation Table below (the "named executive officers"). It includes information regarding the objectives of our compensation payments, each element of compensation that we provide, why we choose these elements, how we determine the amount of each component to pay, and our compensation decisions for fiscal 2011. This compensation discussion and analysis should be read in conjunction with the tables and related discussion that follow.

  Introduction

        We believe we are one of the only public companies that manufactures, markets and distributes dietary supplements and related products primarily to Health and Natural Food Stores. Most of our competitors are privately owned and are not subject to disclosure requirements and other requirements related to their compensation practices, giving them more flexibility in their executive compensation program. We have internally grown and trained a unique and experienced senior management team to execute our business strategy, and we believe it would be difficult and time-consuming to replace our team. Our compensation philosophy is designed to attract and retain qualified executives who will add to our long-term success and contribute to the achievement of operational and strategic objectives. We seek to foster an environment that aligns the interests of our executive officers with the creation of long-term stockholder value. To this end, the amount and type of executive compensation paid is strongly linked to overall corporate success, including the delivery of long-term returns to our stockholders, the achievement of strategic business objectives, and other factors that are consistent with our culture and values. We also seek to find ways to incentivize executives to stay with our Company.

        In making decisions about compensation, the Compensation Committee considers the foregoing factors as well as our financial condition and our operational performance during the prior year. Our executive compensation consists of two principal components: (i) base salary, and (ii) annual incentive payments.

  Executive Compensation Objectives

        We believe our executive officers are important to our ability to create long-term stockholder value. The Compensation Committee also believes that the cost of attracting talented executives to our size of company can prove difficult when larger companies often have stronger financial resources. The Compensation Committee and the Board believe that it is in the best interests of our Company, our stockholders and our other important non-stockholder constituencies to employ and train highly-talented business leaders who are able to build, maintain and improve on our Company's performance. In order to achieve this fundamental objective, we believe that it is most appropriate to focus primarily on each executive's total compensation opportunity, reviewed annually, and that a significant portion of each executive officer's total compensation opportunity should be an incentive payment.

  Role of our Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation policies, plans and programs, and reviewing and determining the salary, incentive payments and other related benefits paid to our directors and executive officers.

        The Compensation Committee develops our compensation policies, plans and programs and considers a number of factors and inputs in developing these. Among other things, the Compensation Committee considers the input of management (and in particular the recommendations of our Chief Executive Officer) as well other members of our Board of Directors, may consider information and recommendations from outside advisors, and utilizes publicly available data and information, which may include information disclosed by other public companies that are comparable to our Company in certain respects. Using these primary material inputs, the Compensation Committee develops independent views as to what appropriate compensation packages should look like for our executive officers.

        Our Compensation Committee uses its review of comparable companies or other public data only to gain a general understanding of current compensation practices and not for benchmarking or to justify or provide a framework for compensation levels, or as one of only a limited number of factors which it considers in determining individual compensation. The Compensation Committee does not use benchmarking as a material component of, or the exclusive tool utilized in, setting our compensation packages due to the aspects of our business, sales philosophy and mission that may be unique to our Company. The Compensation Committee has the authority to independently retain outside advisors and in fiscal 2006, received and considered input from Denver Management Advisors, but since that time, the Compensation Committee has not engaged any compensation consultants. The Compensation Committee included a listing of comparable companies in our fiscal 2007 proxy statement following the work done by Denver Management Advisors, but subsequently has not included this disclosure because we have placed less reliance on this information in making compensation decisions subsequently.

        Based on the data described above, the Compensation Committee has implemented compensation payments designed to help align the interests of executives with the creation of long-term corporate growth and financial strength which we believe translates into long-term stockholder value.

  Elements of Executive Compensation Program

        Our executive compensation program consists of the following key components:

  •
  Base salary; and

  •
  Incentive payments.

        The Compensation Committee currently believes that these two cash payments are the most effective combination in motivating and retaining talented executive officers in an industry where limited professional management expertise is available. Creating an environment and culture that fosters long term financial success and overall corporate excellence for our executive group is a primary goal of our compensation program. We believe that our current revenue size, micro-cap status, high institutional stock ownership, lack of public stock float and the current regulatory environment makes cash compensation more attractive in retaining company executives. The Compensation Committee has a target range of 30% to 200% of an individual's base salary for annual incentive payments, which generally occur after audited fiscal year end results are received. Incentive payments are completely discretionary and are based on the Compensation Committee's subjective review of an individual's current position and responsibilities as well as overall company performance. Although there are no formal stock ownership guidelines, and individual circumstances vary, our executive officers are encouraged to purchase and hold company stock, generally with the goal of eventually acquiring stock with a total value equal to approximately one to two times their base salary and to hold this stock as a long-term investment (i.e., for up to ten years).

  Base Salary

        Base salary represents the only fixed component of our executive compensation program. We use base salary to partially compensate executives for services rendered during the fiscal year, and to ensure that we remain competitive in attracting and retaining executive talent. Base salaries are generally set based on the Company's historical pay range for the position and to be competitive to attract individuals to and retain them with our Company.

        The Compensation Committee reviews base salaries annually as part of our performance review and appraisal process. Base salary increases, if any, are based primarily on each executive's job performance for the prior year, as well as a review of competitive market data, the executive's compensation relative to other executive officers, and the importance of the executive's continued service with our Company. The Compensation Committee may also review an executive's base salary from time to time upon a promotion or other change in job responsibility.

  Incentive Payments

        Our discretionary incentive payments are designed to promote the interests of our Company and its stockholders by providing executive officers with substantial opportunity to receive annual cash incentive payments based upon the achievement of corporate objectives and to assist us in attracting and retaining executive talent. Incentive payments are generally established to cover or approximate a range of compensation types typically paid by other companies, including cash bonus incentives, stock incentives (such as options and restricted stock awards) and other incentives and to provide opportunities for executives and directors to purchase stock in the Company to be held over a longer period of time.

        Corporate objectives we seek to encourage with our incentive payments include encouraging maintenance and improvement of long-term net sales growth, profitability and EBITDA of our Company (with a primary focus on earnings before interest, taxes, depreciation, amortization and goodwill and asset impairments, or Adjusted EBITDA, performance), the completion of acquisitions or other milestones, cost saving measures and other important projects that are considered to be critical to the achievement of our long-term strategic goals. We do not typically use or set hard or fixed targets but instead leave the decision to the Compensation Committee and our Board of Directors. The Compensation Committee does not use a pre-determined formula that results in a specific amount or type of compensation for any individual executive based on the Company's performance. The Compensation Committee's determination regarding the amount of the incentive payments is subjective and enables the Compensation Committee to take into account all factors (both quantitative and qualitative) it deems appropriate. The Compensation Committee does not establish or communicate specific corporate or individual performance objectives or targets in advance. The Compensation Committee and our executives believe that strong Adjusted EBITDA and long-term growth in net sales should translate into larger incentive payments and weaker results should provide smaller incentive payments.

        The Compensation Committee considers the Company's results after the close of the fiscal year, in light of the events and factors that proved significant during that fiscal year and the Company's historical net sales trend and considers the input and guidance provided by the Chief Executive Officer. This method gives the Compensation Committee important flexibility and latitude and permits the Compensation Committee to make determinations based on various factors in the context of the Company's actual overall performance. The Compensation Committee does not assign a particular weight to any factor, but considers our overall financial performance and long-term trends, together with other general factors, to compensate our executives appropriately for their contributions to our long-term strategic goals. We believe that this flexibility is vital because, historically, we have grown primarily by acquisition, so we do not believe pre-determined short-term goals are appropriate for us because they could unduly influence decision making. We also believe it is critical that our executives work together as a cohesive corporate group rather than individually focusing on individual goals and objectives.

        For fiscal 2011, we accrued and expensed on a monthly basis discretionary incentive payments amounting to 10% of Adjusted EBITDA prior to the incentive payments accrual. The incentive accrual established at the beginning of each fiscal year can range between 0 and 19% based on forecasted EBITDA and trended revenue. The incentive accrual may or may not be paid in its entirety in a fiscal year and may also be carried over to subsequent years based on the discretion of the Compensation Committee. The incentive accrual may be adjusted at or after the end of the fiscal year based on actual results. For each fiscal year, we establish an Adjusted EBITDA target for our incentive compensation accrual based on our forecasted Adjusted EBITDA and our trended net sales, which Adjusted EBITDA target normally ranges between 15% and 22% of forecasted net sales. This target is based upon our assessment of the competitive, economic and operational cost environments as well as the timing of acquisitions completed or anticipated. Generally, if the Company performs at the lower end of this Adjusted EBITDA range, then the Compensation Committee is likely to approve and pay out less incentive-based compensation and if the Company performs at the upper end of this Adjusted EBITDA range, then the Compensation Committee is likely to approve and pay out more incentive-based compensation.

        The payout of these incentive payments is discretionary. Actual decisions about payments are based on the Compensation Committee's assessment of our Company's fiscal year end results. After the end of each fiscal year, typically based on the audited financial statements, the Chief Executive Officer evaluates the degree of achievement of corporate objectives and submits his incentive payment recommendations, excluding himself, to the Compensation Committee, which determines the final incentive payment, if any, for each executive officer. Incentive payments are generally paid in December of each year for results achieved during the prior fiscal year based on our Adjusted EBITDA and our net sales trend.

  Perquisites

        Perquisites for executive officers are limited in scope and value and are generally consistent with those provided to other employees.

  Indemnification Agreements

        We enter into indemnification agreements with each of our executive officers. These indemnification agreements provide, among other things, that we will indemnify our executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding by reason of their position as a director, officer, employee, agent or fiduciary of our Company, any subsidiary of our Company or any other company or enterprise to which such executive officer serves at the Company's request. We also purchase director and officer insurance ("D&O insurance"). We believe that indemnification agreements and this D&O insurance are necessary to attract and retain qualified persons as executive officers.

  Other Benefits

        We maintain a health insurance plan for the benefit of all eligible employees, including our executive officers. This plan requires the employee to pay a portion of the premiums, and we pay the remainder of the premiums. These benefits are offered on the same basis to all employees. We also maintain a qualified 401(k) retirement savings plan that is available to all eligible employees. For fiscal 2011, we matched 100% on the employee's first 4% contribution based on eligible pay. Both the employee and the employer matching contributions are subjected to the statutory limits. Executives are eligible to participate in the 401(k) plan up to these limits. No supplementary non-qualified plan is available to executives. We also provide to all eligible employees long-term disability insurance coverage, the premiums for which are paid in full by us, and an education and tuition reimbursement program. The above benefits are available to our executive officers on the same basis as all other eligible employees.

  2011 Executive Compensation Determinations

        The compensation for each executive officer for fiscal 2011 was determined by the Compensation Committee, in each case based on the general factors described above. There were no specific factors that went into the compensation decision for any particular executive. In each case, the final decision for each executive officer is discretionary and not based on quantifiable data. The key compensation determinations for each of the named executive officers during fiscal 2011 were as set forth in the Company's Summary Compensation Table.

  Compensation Governance Practices

        The Compensation Committee seeks to implement and maintain sound compensation governance practices to ensure adherence to our pay-for-performance philosophy while appropriately managing risk and aligning our named executive compensation with the best interests of our Company and our stockholders.

  Accounting and Tax Considerations

        Effective October 1, 2005, we adopted the authoritative guidance issued by the Financial Accounting Standards Board, which requires companies to record compensation expense for the value of all outstanding and unvested share-based payments, including stock options and similar awards. We terminated all existing stock option plans on September 30, 2005 and have no unvested stock options outstanding. However, vested stock options granted prior to the termination of these stock option plans are still outstanding and exercisable.

        We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them.

        Section 162(m) of the Internal Revenue Code of 1986 limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. The exercise of a nonqualified stock option results in a compensation deduction that is included in this analysis to the extent that the trading price of the stock subject to the option upon exercise exceeds the exercise price of the option. Compensation above $1 million may be deducted under Section 162(m) if it is "performance-based compensation." Accordingly, our compensation deduction, if any, resulting from the exercise of such options may not be fully deductible, depending on whether the optionee is a named executive officer at the time of exercise and on whether the total non-exempt compensation paid to such optionee exceeds $1 million in the year of such option exercise. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of our Company and our stockholders.

MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

        Our Section 16 officers are appointed by and serve at the discretion of the Board. The following table shows for the fiscal year ended September 30, 2011, compensation paid to our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated executive officers at September 30, 2011 (collectively, the "named executive officers").

Name and Principal Position	Fiscal Year	Salary ($)(a)	Incentive Compensation (Bonus) ($)	All Other Compensation ($)(b)	Total ($)
Frank W. Gay II	2011	465,000	640,000	9,800	1,114,800
Chief Executive Officer	2010	431,923	640,000	9,800	1,081,723
	2009	410,000	620,000	9,800	1,039,800
Cory J. McQueen	2011	264,231	170,000	10,569	444,800
Vice President and Chief Financial Officer	2010	230,962	170,000	9,238	410,200
	2009	215,385	150,000	8,615	374,000
Jeffrey A. Hinrichs	2011	309,692	260,000	10,495	580,187
Executive Vice President and Chief Operating	2010	286,615	260,000	10,385	557,000
Officer	2009	272,000	280,000	9,200	561,200
Stanley E. Soper	2011	279,231	250,000	10,361	539,592
Vice President, Legal Affairs	2010	262,308	250,000	10,092	522,400
	2009	255,000	240,000	9,200	504,200
Christopher B. Neuberger	2011	257,307	140,000	10,292	407,599
Vice President, Marketing & Sales	2010	237,308	200,000	9,492	446,800
	2009	223,077	190,000	8,923	422,000

(a)
Includes amounts earned in a fiscal year but deferred at the named executive officer's election pursuant to our 401(k) plan.

(b)
Represents matching contributions made by us under our 401(k) plan.

        The foregoing compensation table does not include certain fringe benefits that are, in the aggregate, less than $10,000 or are generally made available on a non-discriminatory basis to all our U.S. employees. These fringe benefits include group health insurance, dental insurance, and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses. See the "Compensation Discussion and Analysis" above for further information on the compensation and benefits provided to our named executive officers.

        In addition, we also provide life insurance coverage to all eligible employees and premiums are paid in full by us and the benefit is available to our executive officers on the same basis as all other eligible employees. The average cost of this benefit is $28 per employee per year.

GRANTS OF PLAN-BASED AWARDS IN LAST FISCAL YEAR

        There were no option grants or stock awards to named executive officers or directors during fiscal 2011 since the Compensation Committee terminated all of our existing option plans on September 30, 2005.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information concerning stock options held by the named executive officers at September 30, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Option Exercise Price ($)	Option Expiration Date
Frank W. Gay II	55,800	3.50	12/13/2011
	60,000	12.32	12/17/2013
Cory J. McQueen	7,000	12.32	12/17/2013
	7,500	14.22	9/30/2015
Jeffrey A. Hinrichs	20,000	12.32	12/17/2013
Stanley E. Soper	30,000	12.32	12/17/2013
	25,000	14.22	9/30/2015
Christopher B. Neuberger	2,500	3.50	12/13/2011
	5,000	12.32	12/17/2013
	20,000	14.22	9/30/2015

(a)
All option awards are fully vested.

        There were no other outstanding equity based awards to named executive officers at September 30, 2011.

OPTION EXERCISES IN LAST FISCAL YEAR

        The following table shows information regarding stock option exercises for the named executive officers during fiscal 2011.

	Option Awards(a)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Frank W. Gay II	19,200	188,185
Cory J. McQueen	6,000	69,077
Jeffrey A. Hinrichs	19,150	238,161
Stanley E. Soper	—	—
Christopher B. Neuberger	—	—

(a)
The value realized on exercise represents the difference between the exercise price and the fair market value of the common stock on the date of exercise. Applicable federal and state taxes are paid by the individuals.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        We do not have any agreements with any named executive officers that would provide for the payment of any severance benefits upon termination or change of control.

 DIRECTOR COMPENSATION

        We reimburse all directors for reasonable expenses incurred in attending Board meetings or its committees and related activities. Directors who are our employees do not receive a salary or retainer for their services. We pay non-employee directors a quarterly cash retainer of $11,000 for service on the Board of Directors, a quarterly cash retainer of $2,000 for each committee membership (excluding the Nominating Committee), and each non-employee director was granted options to purchase 10,000 shares of common stock under our 1998 Non-Employee Director Stock Option Plan at the time of election to the Board. Directors do not currently receive any additional compensation for chairing any committees. Directors do not receive meeting fees.

2011 DIRECTOR COMPENSATION

        The following table provides information concerning the 2011 compensation of our non-employee directors who served on our Board of Directors in fiscal 2011.

Name	Fees Earned or Paid in Cash ($)(a)	All Other Comp. ($)		Total ($)
Michael D. Burke	52,000	—		52,000
Gregory M. Benson	52,000	—		52,000
J. Kimo Esplin	52,000	—		52,000
James D. Stice	60,000	4,000	(b)	64,000

(a)
All non-employee directors receive a quarterly cash retainer of $11,000 for service on the Board of Directors. In addition, Messrs. Burke and Esplin each receive a quarterly cash retainer of $2,000 for their service on the Audit Committee. Mr. Benson receives a quarterly cash retainer of $2,000 for his service on the Compensation Committee. Mr. Stice receives a quarterly cash retainer of $2,000 for his service on the Audit Committee as well as $2,000 for his service on the Compensation Committee.

(b)
Mr. Stice is the designated Audit Committee Financial Expert and receives an additional $1,000 per quarter for his service in connection therewith.

        Since the Compensation Committee terminated the option plans on September 30, 2005, no additional stock awards or stock option awards have been granted.

  Indemnification Agreements

        We enter into indemnification agreements with each of our directors. These indemnification agreements provide, among other things, that we will indemnify our directors for certain expenses, including attorneys' fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding by reason of their position as a director, agent or fiduciary of our Company, any subsidiary of our Company or any other company or enterprise to which such director serves at the Company's request. We also purchase D&O insurance. We believe that indemnification agreements and this D&O insurance are necessary to attract and retain qualified persons as directors.

        UNDER THE RULES OF THE SEC, THE COMPENSATION AND AUDIT COMMITTEE REPORTS THAT FOLLOW ARE NOT DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILINGS WITH THE SEC.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee was established by the Board of Directors in February 1998 in connection with Nutraceutical's initial public offering. The Compensation Committee is currently comprised of Messrs. Benson and Stice.

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis report included in this Proxy Statement with management. Based on our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

GREGORY M. BENSON
JAMES D. STICE

 AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Nutraceutical's financial reporting process. The Audit Committee's responsibilities are more fully described in its written charter, which is posted on Nutraceutical's web site at www.nutraceutical.com under the link "Investor Relations."

        The Audit Committee reviews with Nutraceutical's independent registered public accounting firm the scope and timing of their audit services and any other services they are asked to perform, the audit report on Nutraceutical's consolidated financial statements following completion of the audit and an audit report on Nutraceutical's internal control over financial reporting. The Audit Committee is currently comprised of Messrs. Burke, Esplin and Stice. The Audit Committee held four meetings during fiscal 2011.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of Nutraceutical for fiscal 2011 with management and has discussed with Nutraceutical's independent registered public accounting firm, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under Statement on Auditing Standards No. 61, Communication with Audit Committee. In addition, the Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding their independence as independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers LLP the status of their independence. Based upon this review of the above-mentioned issues, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Nutraceutical for fiscal 2011 be included in Nutraceutical's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2011 for filing with the Securities and Exchange Commission.

MICHAEL D. BURKE
J. KIMO ESPLIN
JAMES D. STICE

 FEES PAID TO PRICEWATERHOUSECOOPERS LLP

        PricewaterhouseCoopers LLP serves as our independent registered public accounting firm. In addition to retaining PricewaterhouseCoopers LLP to audit our financial statements, we engage the firm from time to time to perform other services. The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements for the years ended September 30, 2010 and 2011, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Year Ended September 30,
	2010	2011
Audit Fees(1)	$353,767	$349,900
Audit-Related Fees(2)	1,500	1,800
Tax Fees	—	—
All Other Fees	—	—

Total	$355,267	$351,700

(1)
Consists of fees billed for professional services rendered in connection with the integrated audits of the consolidated financial statements and internal control over financial reporting (SOX 404) as well as the related reviews of the quarterly financial statements.

(2)
Consists of fees billed for other services not explicitly related to the audit of our financial statements.

        The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and permissible non-audit) to be provided to us by our independent registered public accounting firm. The Audit Committee pre-approves audit services to be performed following a review of the independent registered public accounting firm's audit plan. The Audit Committee may also approve, for up to a year in advance, permissible non-audit services, including tax and due diligence, subject to specific budgets. In cases where service needs arise that have not been pre-approved by the Audit Committee, the Audit Committee's Chairman has the delegated authority to pre-approve the provision of such services, which pre-approvals are then communicated to the full Audit Committee. In accordance with these policies, the Audit Committee pre-approved the audit and permissible non-audit services provided by our independent registered public accounting firm for fiscal 2010 and 2011.

        We expect representatives of PricewaterhouseCoopers LLP to be present at the annual meeting where they can respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

 SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

        Our By-laws provide the mechanism for a stockholder to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders. Any stockholder interested in making such a nomination or proposal should request a copy of the relevant provisions of our by-laws from our corporate secretary.

        A stockholder must provide a description of the proposal and a brief statement of the reasons for submitting it, the name and address of the stockholder (as they appear on our stock transfer records), the number of shares of our common stock beneficially owned by the stockholder and a description of any material direct or indirect financial or other interest that the stockholder (or any affiliate or associate) may have in the proposal. Any proposal submitted by a stockholder must comply with our By-laws and with applicable law. Stockholders wishing to bring a proposal or other business before our 2013 annual meeting are urged to review relevant provisions of our By-laws and of applicable law. Merely submitting a proposal by the deadline does not guarantee that the proposal will be brought before the next annual meeting. Proposals should be addressed to: Corporate Secretary, c/o Legal Department, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

        If a stockholder wishes to bring a proposal before the next annual meeting, and wishes that matter to be eligible for inclusion in our Proxy Statement and proxy card relating to our 2013 Annual Meeting of Stockholders, the proposal must be received by us on or before the close of business on August 25, 2012 and must follow the other procedures required by Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended.

        If a stockholder wishes to submit a proposal for or bring other business before the 2013 Annual Meeting of Stockholders but does not want to include it in our proxy materials, written notice of such stockholder proposal or other business must be delivered to our Corporate Secretary on or before the close of business at least 60 days prior to the annual meeting in accordance with our By-laws.

        If a stockholder wishes to submit a nomination for election of a director for the 2013 Annual Meeting of Stockholders, the nomination must be received by us on or before the close of business on November 24, 2012 as described in Article III, Section 5 of our By-laws, and must comply with the procedures of our By-laws.

Annual Report on Form 10-K

        A copy of our Annual Report on Form 10-K (without exhibits) for the Fiscal Year Ended September 30, 2011 has been mailed to all stockholders together with this proxy Statement. Additionally, the Annual Report on Form 10-K (with exhibits) is available at the website maintained by the Securities and Exchange Commission (www.sec.gov). You may submit requests for additional copies of the Annual Report on Form 10-K in one of the following manners:

  •
  Email to investor@nutraceutical.com.

  •
  Send your request by mail to Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

  •
  Call 1-435-655-6106.

The Annual Report is not to be regarded as proxy soliciting material.

Appendix A
PROXY	NUTRACEUTICAL INTERNATIONAL CORPORATION	PROXY

Proxy for the Annual Meeting of Stockholders to be held on January 23, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NUTRACEUTICAL INTERNATIONAL CORPORATION

The undersigned, revoking all prior proxies, hereby appoint(s) Frank W. Gay II and Cory J. McQueen, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of Nutraceutical International Corporation that the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Stockholders to be held at La Valencia Hotel, 1132 Prospect Street, La Jolla, California 92037 on Monday, January 23, 2012 at 10:00 a.m., local time, and at any adjournment thereof.

☒	Please mark your vote as in this example.

The Board recommends a vote FOR the following Class II Directors

1.	To elect two Class II Directors:		FOR	WITHHOLD
AUTHORITY

	Michael D. Burke (Class II)		☐	☐

	James D. Stice (Class II)		☐	☐

The Board recommends a vote FOR the following proposal

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.		FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board recommends a vote FOR the following proposal

3.	Approval, on an advisory basis, of Nutraceutical’s compensation of its named executive officers as disclosed in the Proxy Statement.		FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board recommends you vote ONE YEAR on the following proposal

4.	Advisory vote on whether future advisory votes on named executive officer compensation should occur every 1 year, every 2 years or every 3 years.	ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” Proposals 1 and 2. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

SIGNATURE		DATE	,	201

SIGNATURE		DATE	,	201
	IF HELD JOINTLY

NOTE:

Please sign exactly as name appears on this card. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person. This proxy card is valid only when signed and dated.